SECURITIES LENDING AMENDMENT
                             TO CUSTODIAN AGREEMENT
                                STI CLASSIC FUNDS


THIS AMENDMENT made and entered into as of the 1st day of October, 2002 by and between STI Classic Funds (the "The Trust"), and SunTrust Bank, a Georgia corporation (the "Custodian".).

                              W I T N E S S E T H:

WHEREAS, the Trust and the Custodian are parties to that certain Custodian Agreement dated as of February 1, 1994, pursuant to which Custodian serves as custodian of certain of the Trust's property and assets as described therein (the "Custodian Agreement"); and

WHEREAS, The Trust desires to amend the Custodian Agreement to provide for the Trust's participation in a program whereby securities held by the Custodian in the custody account maintained by the Custodian pursuant to the Custodian Agreement (the "Account"), may be loaned from time to time to borrowers (each such borrower hereinafter a "Borrower" and each such loan of securities to a Borrower hereinafter a "Loan"); and

WHEREAS, The Trust desires to appoint the Goldman Sachs Trust Company, doing business as Boston Global Advisors ("BGA") as its agent for the purpose of lending securities;

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                       I.

The Custodian Agreement is hereby amended by adding the provisions which relate to securities lending attached hereto as Exhibit A.

                                       II.

The securities lending activities authorized by Exhibit A entail the delivery of securities to Borrowers, many of whom may be broker-dealers registered under the Securities Exchange Act of 1934, in return for the Borrower paying the Trust compensation and putting up certain collateral. The Trust understands that such transactions may entail some degree of risk, including, but not limited to, risks arising from bankruptcy of the Borrower, absence of control over the securities during the period of the Loan, fraud, and operational mistakes and delays. The Trust acknowledges that it alone is responsible for any loss, unless the Trust has reached an agreement with other parties to cover such losses, which may arise from such a Loan, except that Custodian will be liable to the Trust only to the extent specifically provided in Exhibit A. The Trust understands that it has access to the various forms of agreement used in, and other information related to, securities lending, and has made its own judgment that the degree of risk is acceptable. The Trust further understands that the provisions of the Securities Investor Protection Act of 1970 may not protect it with respect to loans pursuant to this program and, therefore, that the Collateral delivered to the Custodian for the

Trust, together with any legal remedies existing under transaction documents and applicable law, may constitute the Trust's only protection in the event the Borrower fails to return the loan securities.

                                      III.

                                  MISCELLANEOUS

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

(b) Except as expressly amended hereby, the Custodian Agreement shall remain in full force and effect in accordance with the terms thereof.

IN RECOGNITION OF THEIR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AMENDMENT, THE TRUST AND THE CUSTODIAN HEREBY EXECUTE THIS AMENDMENT AS A SEALED INSTRUMENT BY THEIR DULY AUTHORIZED REPRESENTATIVES, AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



                                           SunTrust Bank

                                           By: [ILLEGIBLE SIGNATURE]
                                               ------------------------------
                                           Title: EXECUTIVE VICE PRESIDENT
                                                  ---------------------------

Attest:

By: ----------------------------

Title: --------------------

(SEAL)


                                           STI Classic Funds

                                           By: TIMOTHY D. BARTO
                                               ------------------------------

                                           Title: VICE PRESIDENT
                                                  ---------------------------
Attest:

By: [ILLEGIBLE SIGNATURE]
    -----------------------
Title: VICE PRESIDENT
    -----------------------
(SEAL)

                                    EXHIBIT A

                         THIRD PARTY SECURITIES LENDING
                             AUTHORIZATION AGREEMENT


These provisions set forth the terms and conditions under which the Custodian is authorized to act on behalf of the Trust with respect to the lending of certain securities of the Trust held by the Custodian.

Certain capitalized terms used in this Agreement are defined in Section 9.

The Trust and the Custodian, as the parties hereto, hereby agree as follows:

1. APPOINTMENT OF SECURITIES LENDING AGENT. The Trust has appointed BGA as its agent (hereinafter "Agent") to lend Securities from any of the Accounts listed in Appendix I attached hereto maintained by the Custodian for the Trust. Such agent loan shall be subject to the Securities lending Operating Guide, attached hereto as Appendix II and made a part hereof.

2. COLLATERAL ACCOUNT. The Custodian shall receive collateral in connection with transactions initiated by BGA hereunder, the Trust will advise the Custodian accordingly and Custodian shall establish and maintain a collateral account to which all collateral received by Custodian shall be deposited (the "Collateral Account"). All overdrafts and indebtedness in connection with the Collateral Account shall be subject to the terms and conditions of the Agreement and the Collateral Account shall be deemed to be an Account for such purposes.

3. AUTHORIZED PERSONS TO INSTRUCT THE CUSTODIAN. The Trust shall cause BGA to furnish to the Custodian a Certificate of Authorized Persons (including specimen signatures) identifying all of BGA's officers and employees authorized to give Oral or Written Instructions with respect to the Account(s) and the Collateral Account. Upon Custodian's receipt of such Certificate, Agent and all such officers and employees shall be deemed to be Authorized Persons. The Trust hereby authorizes and directs the Custodian to follow BGA's Oral or Written Instructions concerning the transfer of Securities to or from the Account(s), whether or not such transfer are against receipt of collateral or other payment. The Custodian shall comply with BGA's Oral or Written Instructions on the Business Day such instructions are received, provided they are received prior to the Custodian's deadlines for the same-day processing of such instructions. The Custodian shall be entitled to rely upon any Oral or Written Instructions from BGA without inquiry, and shall have no duty to monitor any transactions initiated by BGA in connection herewith.

4. CUSTODIAN'S RESPONSIBILITY. The responsibilities of the Custodian shall be specified in the Domestic-Securities Lending Operating Guide, STI Classic Funds, SunTrust Bank as Custodian, Goldman Sachs as Exclusive Borrower, Boston Global Advisors (BGA) as Lending Agent and Administrator as of October 1, 2002 and as amended. The Custodian and Trust or the investment manager(s) for the Trust may also from time to time establish operating procedures which shall be binding on the Custodian. The Custodian shall also be responsible for furnishing to BGA on each Business Day a report listing all Available Securities then held in the Account(s) listed in the Appendix II attached hereto, pending settlement instructions (if any) with respect to such Available Securities, and such other reports as the Trust and the Custodian shall agree. The Custodian shall have no responsibility to deliver any Security pursuant to BGA's Oral or Written Instructions if such Security is subject to a pending settlement instruction. Any Instruction that fails to conform to such data specifications as the Trust and the Custodian shall agree or which are received after the Custodian's cut-off times may result in a failed agent loan transaction.

5. CUSTODIAN'S OBLIGATIONS. Upon transferring any Securities from an Account and until such Securities are returned to such Account, the Custodian shall have no obligation with respect to such Securities (anything in the Agreement to the contrary notwithstanding), including without limitation, no obligation to (i) collect dividends, income and other distributions, or (ii) perform any corporate action processing. However, Custodian may notify the Trust of rights offerings, shareholder meetings and other information relating to such Securities received by it in the ordinary course of business, but shall have no further obligation with respect thereto, including, without limitation, any responsibility to solicit a response from the Trust with respect to any such corporate action.

6. TAX RECLAIMS. The Trust understands and agrees that the Custodian shall not be responsible for any tax reclaims that are due on Securities in an agent loan transaction. It is the responsibility of BGA to collect any tax benefits that may be due to the Trust in connection with any such agent loan transaction.

7. COMPENSATION FOR THE CUSTODIAN. In exchange for providing the custodial support described herein, for which the Custodian accepts it responsibility, the Trust shall agree to compensate the Custodian according to the Addendum to Section 7 attached hereto.

8. RECORDKEEPING AND REPORTS. The Custodian will establish and maintain such records as are reasonable or necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, the Custodian will provide the Trust with a statement describing the Loans made, and the income derived from Loans, during the period covered by such statement.

9. STANDARD OF CARE. The Bank shall not be liable with respect to any losses incurred by the Trust in connection with the securities lending program, except to the extent that such losses result from the negligence, reckless disregard, bad faith or willful misconduct of the Bank, or its breach of this Agreement or violation of law or regulation in the performance of its duties under this Agreement.

10.      DEFINITIONS. For the purpose hereof:

         (a) "Available Securities" means the securities of the Trust that are available for Loans pursuant to Section 4.

         (b) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

         (c) "Investment Manager" when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

         (d)      "Loan" means a loan of Available Securities to a Borrower.

         (e) "Loaned Security" shall mean any "security" (as defined in the 1934 Act) which is delivered as a Loan under a Securities Lending Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

         (f) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by the Custodian, or such other independent sources as may be selected by the Custodian on a reasonable basis.

11. CONTINUING AGREEMENT: TERMINATION REMEDIES. It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether not existing or hereafter made. The Trust and the Custodian may each at any time terminate this Agreement upon five (5) Business Days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by the Custodian on behalf of the Trust, and (b) the Custodian shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

12. NOTICES. Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses.

         If to the Trust:
                           STI Classic Funds
                           c/o SEI Investments Company
                           One Freedom Valley Dr.
                           Oaks, PA  19456
                           Attention: Timothy D. Barto, Esq.

         If to Lender:
                           SunTrust Custodian
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia  30308
                           Attention:  Securities Lending Department -
                                       Mail Code 3181

         or to such other addresses as either party may furnish the other party by written notice under this section.

         Whenever this Agreement permits or requires the Trust to give notice to, direct, or provide information to the Custodian, such notice, direction, or information shall be provided to the Custodian on the Trust's behalf by an individual designated for such purposes by the Trust in a written notice to the Custodian. (This Agreement shall be considered such a designation of the person executing the Agreement on the Trust's behalf). After its receipt of such notice of designation, and until its receipt of a notice revoking such designation, the Custodian shall be fully protected in relying upon the notices, directions, and information given by such designee.

13. MISCELLANEOUS. This Agreement supersedes any other agreement between the parties concerning loans of securities by the Custodian on behalf of the Trust. This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall be governed and construed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the State of Georgia.

14. MODIFICATION. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.




                                       END








Initial Revision Date  September 19, 2002

                              ADDENDUM TO SECTION 7
                         COMPENSATION FOR THE CUSTODIAN




The Trust agrees to compensate the Custodian for performing the duties with respect to the Trust's securities lending activity as follows:

1.)      For All Custodial Services

         For all deliveries, receipts and other standard custodial services in connection with securities lending, the Custodian's compensation shall be as set forth in Schedule A of the Custodian Agreement between SunTrust Bank and the STI Classic Funds originally dated February 1, 1994, and as amended.


2.)      Maintenance of Collateral Account

         For opening and maintenance of each Collateral Account, the Account Maintenance fee of $1,000 per month shall be assessed. Custodian's duties relating to maintenance of the Account would include: a.) Provide the cash balance information to the cash manager designated by the Trust; b.) Carry out investment transactions in accordance with the cash manager's written instructions; c.) Perform periodic reconciliation of the Account with the records maintained by BGA; and, d.) Make necessary arrangement when the Account is overdrawn (cash outflow exceeds the cash balance in the Account.). The Trust authorizes the Custodian to open and maintain as many as three (3) Collateral Accounts.


3.)      Monitoring and Reporting of Lending Activity

For periodical monitoring and reporting certain aspects of securities lending activity including, but not limited to, credit exposure to borrower, mark-to-market adequacy and type and amount of investment so as to ensure all lending and investment transactions meet the guidelines approved by the Trust. The Securities Lending Administration fee of $8,500.00 shall also be assessed monthly. This $8,500 fee is a combined total fee for all Funds of the Trust and all funds of the STI Classic Variable Trust that participate in securities lending activities ("Participating Funds"). The $8,500 fee will be allocated pro rata among all Participating Funds based on the amount of revenue each Fund generates from its securities lending transactions during the quarter.



                                     STI Classic Funds


                                     Approved by: TIMOTHY D. BARTO
                                                  --------------------------

                                     Date: 6/2/03
                                           ---------------------------------

                                   APPENDIX I


                                STI CLASSIC FUNDS

         Fixed Income Funds:

               |X|  High Income
               |X|  Investment Grade Bond
               |X|  Limited-Term Federal Mortgage Securities
               |X|  Short-Term Bond
               |X|  Strategic Income
               |X|  U.S. Government Securities
               |X|  Classic Institutional Short-Term Bond
               |X|  Classic Institutional Super Short Income Plus
               |X| Classic Institutional U.S. Government Securities Super Short Income Plus

         Equity Funds:

               |X|  Balanced
               |X|  Capital Appreciation
               |X|  Growth and Income
               |X|  Information and Technology
               |X|  International Equity
               |X|  International Equity Index
               |X|  Mid-Cap Equity
               |X|  Mid Cap Value Equity
               |X|  Small Cap Growth Stock
               |X|  Small Cap Value Equity
               |X|  Tax Sensitive Growth Stock
               |X|  Value Income Stock




                                        2